    As filed with the Securities and Exchange Commission on December 15, 2000

                                                  Registration No. 333-

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

           MASSACHUSETTS                                       06-1047163
(State or other jurisdiction                                (I.R.S. Employer
       of incorporation)                                    Identification No.)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)
                    ----------------------------------------
                           1990 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                PETER WIRTH, ESQ.
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
            (Name, address and telephone number of agent for service)

                                 with copies to:
                             PAUL M. KINSELLA, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100
                      --------------------------------------
                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                          Proposed maximum      Proposed maximum
Title of each class of securities      Amount to be        offering price      aggregate offering       Amount of
         to be registered              registered(1)        per share(2)             price          registration fee
----------------------------------------------------------------------------------------------------------------------
Genzyme Surgical Products             175,000 shares            $7.00              $1,225,000            $323.40
Division Common Stock, $0.01 par
value
----------------------------------------------------------------------------------------------------------------------

(1) Plus such additional number of shares of Genzyme Surgical Products Division Common Stock (the "Surgical Products Stock") as are required for issuance upon a stock split, stock dividend or similar transaction. Includes associated purchase rights which currently are evidenced by certificates for shares of Surgical Products Stock and automatically trade with such shares.

(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1). The proposed maximum offering price per share indicated equals the last per share sale price of the Surgical Products Stock on December 13, 2000 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

STATEMENT REGARDING INCORPORATION OF INFORMATION
BY REFERENCE FROM EFFECTIVE REGISTRATION STATEMENT

         Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 23, 1999 (File No. 333-83677) relating to the registration of 500,000 shares of Genzyme Surgical Products Division Common Stock, $.01 par value (the "Surgical Products Stock") authorized for issuance under the Company's 1990 Equity Incentive Plan is incorporated by reference in its entirety in this Registration Statement. This Registration Statement provides for the registration of an additional 175,000 shares of Surgical Products Stock authorized for issuance under the Company's 1990 Equity Incentive Plan by the Company's Board of Directors on March 2, 2000 and approved by the Company's Stockholders on May 25, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 15th day of December, 2000.

                          GENZYME CORPORATION

                          By: /s/ Michael S. Wyzga
                              -------------------------------------------------
                              Michael S. Wyzga
                              Senior Vice President and Chief Financial Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, Michael S. Wyzga, Evan
M. Lebson and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                       TITLE                              DATE
/s/ Henri A. Termeer                                Principal Executive                    December 15, 2000
-----------------------------------------           Officer and Director
Henri A. Termeer

/s/ Michael S. Wyzga                                Principal Financial and                December 15, 2000
-----------------------------------------           Accounting Officer
Michael S. Wyzga

/s/ Constantine E. Anagnostopoulos                  Director                               December 15, 2000
-----------------------------------------
Constantine E. Anagnostopoulos

/s/ Douglas A. Berthiaume                           Director                               December 15, 2000
-----------------------------------------
Douglas A. Berthiaume

/s/ Henry E. Blair                                  Director                               December 15, 2000
-----------------------------------------
Henry E. Blair

/s/ Robert J. Carpenter                             Director                               December 15, 2000
-----------------------------------------
Robert J. Carpenter

/s/ Charles L. Cooney                               Director                               December 15, 2000
-----------------------------------------
Charles L. Cooney

/s/ Victor J. Dzau                                  Director                               December 15, 2000
-----------------------------------------
Victor J. Dzau

                                  EXHIBIT INDEX

EXHIBIT NUMBER                                          DESCRIPTION
          *4.1            Restated Articles of Organization of Genzyme.  Filed as Exhibit 1 to Genzyme's Current
                          Report on Form 8-K filed on June 30, 2000.

          *4.2            By-laws of Genzyme, as amended.  Filed as Exhibit 3.2 to Genzyme's 10-Q for the quarter ended September 30, 1999.

          *4.3            Series Designation for Genzyme Molecular Oncology Division Common Stock, $.01 par value.
                          Filed as Exhibit 2 to Genzyme's Registration Statement on Form 8-A dated June 18, 1997.

          *4.4            Series Designation for Genzyme Series A, Series B, Series C and Series D Junior
                          Participating Preferred Stock, $.01 par value. Filed as Exhibit 2 to Genzyme's
                          Registration Statement of Form 8-A dated June 11, 1999.

          *4.5            Amended and Restated Renewed Rights Agreement dated as of June 10, 1999 between Genzyme and American Stock Transfer & Trust Company.  Filed as Exhibit 4 to Amendment No. 1 to our
                          Registration Statement on Form 8-A/A dated June 11, 1999.

          *4.6            Warrant issued to Richard Warren, Ph.D.  Filed as Exhibit 4 to the Form 8-K of
                          IG Laboratories, Inc. dated October 11, 1990 (File No. 0-18439).

          *4.7            Series Designation for Genzyme Surgical Products Division Common Stock, $.01 par value.
                          Filed as Exhibit 2 to Genzyme's Registration Statement on Form 8-A dated June 11, 1999.

          *4.8            Form of Genzyme General Division Convertible Debenture.  Filed as Exhibit 10.7 to
                          Genzyme's Form 10-Q for the quarter ended September 30, 1997.

          *4.9            Registration Rights Agreement dated as of August 29, 1997 by and among Genzyme and the entities listed on the signature pages thereto. Filed as Exhibit 10.8 to Genzyme's
                          Form 10-Q for the quarter ended September 30, 1997.

         *4.10            Warrant Agreement between Genzyme and Comdisco, Inc.  Filed as Exhibit 10.22 to a Form 10
                          of PharmaGenics, Inc. (File No. 0-20138).

         *4.11            Indenture, dated as of May 22, 1998, between Genzyme and State Street Bank and Trust
                          Company, as Trustee, including the form of Note.  Filed as Exhibit 4.3 to Genzyme's
                          Registration Statement on Form S-3 (File No. 333-59513).

         *4.12            Registration Rights Agreement, dated as of May 19, 1998, among Genzyme, Credit Suisse
                          First Boston Corporation, Goldman, Sachs & Co. and Cowen & Company.  Filed as Exhibit 4.4
                          to Genzyme's Registration Statement on Form S-3 (File No. 333-59513).

         *4.13            Purchase Agreement, dated as of May 19, 1998, among Genzyme, Credit Suisse First Boston
                          Corporation, Goldman, Sachs & Co. and Cowen & Company.  Filed as Exhibit 4.5 to Genzyme's
                          Registration Statement on Form S-3 (File No. 333-59513).

           5              Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.

          23.1            Consent of PricewaterhouseCoopers LLP, independent accountants.

          23.2            Consent of Palmer & Dodge LLP (contained in Exhibit 5).

*Indicates exhibit previously filed with the Securities and Exchange Commission and incorporated herein by reference. Exhibits filed with Forms 10-K, 8-K or 8-A of Genzyme Corporation were filed under Commission File No. 0-14680.